Exhibit 99.2

Financial Statements

For the Quarters Ended March 31, 2021 and 2020

Financial Statements (unaudited)
a.	Condensed Balance Sheets	2
b.	Condensed Statements of Operations	3
c.	Condensed Statements of Stockholders’ Equity (Deficit)	4
d.	Condensed Statements of Cash Flows	5
e.	Notes to Condensed Financial Statements	6 – 10

Trigr Therapeutics, Inc.

Condensed Balance Sheets

(in 000’s, except share and per-share data)

	March 31,	December 31,
	2021	2020
	(Unaudited)	(Note 1)
ASSETS
Cash	$4,335	$99
Other	1	1
TOTAL ASSETS	$4,336	$100

LIABILITIES
Accounts payable	$178	$4
Accrued compensation expense	789	2,166
Accrued R&D expense	—	400
TOTAL LIABILITIES	967	2,570

STOCKHOLDERS EQUITY (DEFICIT)
Common Stock
Authorized 30,000,000 shares, par value $0.01, issued and outstanding 16,849,250 shares as of 2021 and 2020	168	168
Paid in Capital	13,345	13,149
Accumulated Deficit	(10,144)	(15,787)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	3,369	(2,470)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$4,336	$100

The accompanying notes are an integral part of these unaudited condensed financial statements.

Trigr Therapeutics, Inc.

Unaudited Condensed Statements of Operations

(in 000’s)

	Three Months Ended March 31,
	2021	2020
Licensing revenue	$7,000	$—
Operating expenses:
Cost of licensing revenue	1,050	—
Research and development	54	218
General and administrative	653	532
Total operating expenses	1,757	750
Operating income (loss)	5,243	(750)
Other income	400	—
Net income (loss)	$5,643	$(750)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Trigr Therapeutics, Inc.

Unaudited Condensed Statements of Stockholders’ Equity (Deficit)

(in 000’s)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at December 31, 2020	16,849	$168	$13,149	$(15,787)	$(2,470)
Stock-based compensation	—	—	196	—	196
Net income	—	—	—	5,643	5,643
Balance at March 31, 2021	16,849	$168	$13,345	$(10,144)	$3,369

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at December 31, 2019	16,849	$168	$12,119	$(13,676)	$(1,389)
Stock-based compensation	—	—	254	—	254
Net loss	—	—	—	(750)	(750)
Balance at March 31, 2020	16,849	$168	$12,373	$(14,426)	$(1,885)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Trigr Therapeutics, Inc.

Unaudited Condensed Statements of Cash Flows

(in 000’s)

	Three Months ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$5,643	$(750)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation expense	196	254
Forgiveness of accrued milestone payment	400	—
Changes in operating assets and liabilities:
Change in accounts payable	174	(9)
Change in accrued expenses	(2,177)	488
Net cash provided by (used in) operating activities	4,236	(17)

Cash at beginning of period	99	172
Cash at end of period	$4,335	$155

The accompanying notes are an integral part of these unaudited condensed financial statements.

Trigr Therapeutics, Inc.

Notes to Condensed Financial Statements

March 31, 2021 and 2020

1.
Nature of Business

Trigr Therapeutics, Inc. (“TRIGR” or the “Company”) is a biotechnology company in the field of multi-targeted cancer therapies. The Company’s portfolio of bispecific antibodies includes major mechanisms known to disrupt / halt tumor/ stem cell proliferation (anti-angiogenesis) and activate the immune response (4-1BB engagers) within a single molecule. The Company’s lead drug candidate, TR009, is a next generation anti-angiogenic flagship molecule which has shown its ability to overcome VEGF resistance, arrest tumor growth and induce tumor shrinkage across multiple tumors (Colorectal, Gastric, Ovarian, GIST) in Phase 1 testing.

The Company is subject to risks and uncertainties common to companies in the biotechnology and pharmaceutical industries. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s technology will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. The Company operates in an environment of rapid change in technology and substantial competition from pharmaceutical and biotechnology companies. In addition, the Company is dependent upon the services of its employees and consultants.

In the opinion of management, the accompanying unaudited condensed financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the financial statements) considered necessary to present fairly the Company’s financial position as of March 31, 2021 and its results of operations and changes in stockholders’ equity (deficit) and cash flows for the three months ended March 31, 2021 and 2020. Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

The unaudited condensed financial statements have been prepared by the Company in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules. The condensed balance sheet at December 31, 2020 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. Accordingly, these condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2020.

Since inception, we have devoted substantially all of our efforts to business planning, raising capital, research and development activities, building our intellectual property portfolio and providing general and administrative support for these operations. To date, we have funded our operations primarily with proceeds from the sale of our equity securities and borrowings from debt arrangements. As of March 31, 2021, we had cash and cash equivalents of $4.3 million.

As of March 31, 2021, the Company had two employees and no owned or leased facilities.

2. Liquidity, Uncertainties and Going Concern

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date that the financial statements are issued. The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

Since its inception, the Company has funded its operations primarily with proceeds from the sale of its equity securities. The Company has incurred recurring losses since its inception and had an accumulated deficit of $10.5 million at March 31, 2021. While the Company had net income for the first quarter of 2021, the Company expects to continue to generate operating losses for the foreseeable future. Based on our research and development plans, we expect that the current cash resources will not enable us to fund our operating expenses and capital expenditure requirements for the next 12 months. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The future viability of the Company is dependent on its ability to raise additional capital or find alternative methods of financing to fund its operations. There can be no guarantee that the Company will be successful in raising additional capital. The financial statements do not include any adjustments that might result if the Company is unable to continue as a going concern.

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and as amended by Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, the accrual of research and development expenses and the valuation of common stock and estimates associated with stock-based awards. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Actual results could differ from those estimates. Changes in estimates are recorded prospectively in the period that they become known.

Segment Information

Operating segments are defined as components of an enterprise for which separate and discrete information is available for evaluation by the chief operating decision-maker in deciding how to allocate resources and assess performance. The Company has one operating segment.

Cash

The Company’s cash is all in deposit bank accounts.

Revenue recognition

The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”).

The Company could typically enter into collaboration or license agreements that are within the scope of ASC 606, under which the Company licenses, may license, or grants an option to license rights to certain of the Company’s product candidates and performs research and development services in connection with such agreements. The terms of these agreements could include payment of one or more of the following: non-refundable, up-front fees; reimbursement of research and development costs; developmental, clinical, regulatory, and commercial sales milestone payments; and royalties on net sales of licensed products.

In accordance with ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company currently has only one contract with a license revenue component. The revenue to date consists of an up-front fee of $7 million which has no further performance obligations.

Research and Development Costs

Costs associated with internal research and development and external research and development services, including drug development and preclinical studies, are expensed as incurred. Research and development expenses include costs for subcontractors, third-party license fees, laboratory supplies, and external costs of outside vendors engaged to conduct discovery, preclinical and clinical development activities and clinical trials as well as to manufacture clinical trial materials, and other costs. The Company recognizes external research and development costs based on an evaluation of the progress to completion of specific tasks using information provided to the Company by its service providers.

Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such prepaid expenses are recognized as an expense when the goods have been delivered or the related services have been performed, or when it is no longer expected that the goods will be delivered, or the services rendered.

Costs associated with licenses of technology acquired as part of collaborative arrangements are expensed as incurred and are generally included in research and development expense in the statements of operations if it is determined the license has no alternative future use.

Stock-Based Compensation

The Company recognizes the grant‑date fair value of stock‑based awards as compensation expense on a straight‑line basis over the service period of the award. The Company uses the Black‑Scholes option pricing model to determine the grant‑date fair value of stock options and adjusts expense for forfeitures in the periods they occur. Stock-based compensation expense is classified as general and administrative expense in the statement of operations.

The fair value of each equity award was determined by the Company on the date of grant using the methods and assumptions discussed below. Certain of these inputs are subjective and generally require judgment to determine.

•
Stock price - The Company uses the most recent valuation / fund raising to determine the stock price
•
Expected term - The expected term of the equity award represents the weighted average period the award is expected to be outstanding
•
Expected volatility – Due to the Company’s limited operating history and lack of Company-specific historical or implied volatility, the expected volatility assumption was estimated based on a comparable company
•
Risk-free interest rate – The risk-free rate assumption is based on U.S. 5-year treasury yield
•
Expected dividend – The Company has not paid and does not intend to pay dividends

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Deferred income tax assets are reduced, as necessary, by a valuation allowance when management determines it is more likely than not that some or all of the tax benefits will not be realized. Uncertain tax positions are recorded in accordance with ASC 740. There were no uncertain tax positions as of March 31, 2021 and December 31, 2020.

The Company files income tax returns in the U.S. Federal jurisdiction and in various states. As of December 31, 2020, tax years for 2018, 2019, and 2020 are subject to examination by the tax authorities. The Company has tax net operating loss carryforwards that are subject to examination for a number of years beyond the year in which they were generated for tax purposes. Since a portion of these net operating loss carryforwards may be utilized in the future, many of these net operating loss carryforwards will remain subject to examination.

4. Stock-Based Compensation

In 2018, the Company’s board of directors adopted the 2018 Incentive Plan (the “2018 Plan”) and reserved 2.5 million shares of common stock for issuance under this plan. As of March 31, 2021, 2.4 million shares remain available for future grant.

The 2018 Plan authorizes the board of directors or a committee of the board to grant incentive stock options, nonqualified stock options, restricted stock and other stock-based awards to eligible officers, employees, non-employee directors and consultants of the Company. Options generally vest over a period of three years and have a contractual life of ten years from the date of grant.

In 2019, the Company’s board of directors adopted the 2019 Executive Incentive Plan (the “2019 Plan”) and reserved 2.5 million shares of common stock for issuance under this plan. As of March 31, 2021, 0.6 million shares remain available for future grant.

The 2019 Plan authorizes the board of directors or a committee of the board to grant incentive stock options, nonqualified stock options, restricted stock and other stock-based awards to eligible executive officers or directors of the Company. Options generally vest over a period of three years and have a contractual life of ten years from the date of grant.

Stock-based compensation expense for the quarter ended March 31, 2021 was $0.2 million.

Stock Options

The following table summarizes the stock option activity for the 2018 and 2019 Plans:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining
	Options	Price	Contractual
	(000’s)	Per Share	Life (in years)
Outstanding at December 31, 2020	2,682	$2.03	8.3
Granted	—	$—
Exercised	—	$—
Forfeited/cancelled	—	$—
Outstanding at March 31, 2021	2,682	$2.03	7.9
Vested at March 31, 2021	1,953	$2.05	7.9

As of March 31, 2021, the unrecognized compensation cost related to outstanding options was $0.2 million and is expected to be recognized over a weighted average period of approximately one year.

5. License, Research and Collaboration Agreements

ABL Agreement

The Company entered into a research and development collaboration and licensing agreement with ABL on November 30, 2018. The agreement includes provisions to license TRX-009 from ABL in exchange for future royalty and milestone payments. The agreement also includes provisions allowing the Company to sublicense the molecule. In May 2020, the Company amended this agreement to return a pre-clinical asset in exchange for a $2.3 million research credit to be applied towards expenditures with respect to the three priority products that would otherwise be the responsibility of the Company. As of March 31, 2021, $0.3 million was remaining to offset future expenses. On March 16, 2021, the Company amended its research and development agreement with ABL. The amendment modified the milestone payment schedule, including the elimination of a $0.4 million milestone payment the Company expensed and accrued in 2020, which is presented as other income in the Statement of Operations.

Elpiscience Biopharmaceuticals Agreement

On January 16, 2021, the Company entered into a license agreement with Elpiscience Biopharmaceuticals, Co., LTD (“Elpiscience”). Under the terms of the agreement, TRIGR received an upfront cash payment of $7 million during the first quarter of 2021 and is eligible to receive additional development and commercial milestone payments of $110 million plus royalties on annual net sales of TR009. In accordance with the ABL Agreement, the Company remitted 15%, or $1.1 million, to ABL which is recorded as cost of licensing revenue. Elpiscience obtains the exclusive development and commercialization rights of TR009 for Greater China across all oncology indications and will lead the clinical development and commercialization by leveraging on its translational science, clinical and regulatory experience to accelerate the path to approval of TR009 in its territory.

6. Subsequent Events

On June 25, 2021, the Company and Compass Therapeutics, Inc. (“Compass”), a publicly traded biotechnology company (OTCQB: CMPX), consummated a definitive merger agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, Compass, through its wholly owned subsidiaries and a two-step merger structure, acquired all of the outstanding shares of the Company (the “Merger”). Consideration payable to the Company shareholders at closing totals an aggregate of 10,265,133 shares of Compass’s common stock (after giving effect to elimination of fractional shares that would otherwise be issued) valued at $4.90 per share. In addition, the Company shareholders are eligible to receive up to $9 million, representing earnouts based on three independent events as follows:

•
$5 million upon approval of biologics license application for CTX-009 (formerly TR009)
•
$2 million for a milestone payment from Elpiscience
•
$2 million if an agreement is made with a specific third party for out-licensing the asset